Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report dated June 18, 2015 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement (Form S-1) and related prospectus of Houlihan Lokey, Inc. for the registration of shares of its common stock.

/s/ KPMG LLP

Dallas, Texas
August 3, 2015